QORVO, INC.
2012 STOCK INCENTIVE PLAN
Stock Option Agreement
(Senior Officers)

THIS AGREEMENT (together with Schedule A, attached hereto, the “Agreement”) is made effective as of the date specified as the “Grant Date” on Schedule A hereto (the “Grant Date”) between QORVO, INC., a Delaware corporation (the “Company”), and ________________, an Employee of, or individual in service to, the Company or an Affiliate (the “Participant”).

RECITALS:

In furtherance of the purposes of the Qorvo, Inc. 2012 Stock Incentive Plan (As Assumed by Qorvo, Inc. and Amended and Restated Effective January 1, 2015) (Formerly, the RF Micro Devices, Inc. 2012 Stock Incentive Plan), as it may be amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1.    Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2.    Grant of Option; Term of Option. The Company hereby grants to the Participant pursuant to the Plan, as a matter of separate inducement and agreement in connection with his or her employment or service to the Company, and not in lieu of any salary or other compensation for his or her services, the right and option (the “Option”) to purchase all or any part of such aggregate number of shares (the “Shares”) of common stock of the Company (the “Common Stock”) at a purchase price (the “Option Price”) as specified on Schedule A, attached hereto, and subject to such other terms and conditions as may be stated herein or in the Plan or on Schedule A. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Company and the Participant further acknowledge that the Company's signature on the signature page hereof, and the Participant's signature on the Grant Letter contained in Schedule A, shall constitute their acceptance of all of the terms of this Agreement. The Option (or any portion thereof) shall be designated as an Incentive Option or Nonqualified Option, as stated on Schedule A. To the extent that the Option or any portion thereof is designated as an Incentive Option and such Option does not qualify as an Incentive Option, the Option or portion thereof shall be treated as a Nonqualified Option. The term of the Option (the “Option Period”) shall be specified in Schedule A and, except as otherwise provided in the Plan or this Agreement, the Option will expire if not exercised in full by the expiration date specified in Schedule A.

3.    Stockholder Rights. The Participant or his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Option and shall not have any dividend rights, voting rights or other rights as a stockholder unless and until (and then only to the extent that) certificates for such Shares have been issued and delivered to him, her or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).

4.    Exercise of Option. Subject to the terms of the Plan and this Agreement, the Option shall become exercisable on the date or dates set forth on Schedule A attached hereto. To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of an Option, subject to the terms of the Plan and this Agreement. The Participant expressly acknowledges that the Option may vest and be exercisable only upon such terms and conditions as are provided in this Agreement and the Plan. Upon the exercise of an Option in whole or in part, payment of the Option Price in accordance with the provisions of the Plan and this Agreement, and satisfaction of such other conditions as may be established by the Administrator or this Agreement, the Company shall as soon thereafter as practicable deliver to the Participant a certificate or certificates for the Shares purchased. Except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment of the Option Price may be made: (a) in cash or cash equivalent; (b) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator; (c) by shares of Common Stock withheld upon exercise; (d) by delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option Price; or (e) by a combination of the foregoing methods. Shares delivered or withheld in payment of the Option Price shall be valued at their Fair Market Value on the date of exercise. The total number of Shares that may be acquired upon exercise of the Option shall be rounded down to the nearest whole share.

5.    Effect of Termination of Employment or Service. Except as may be otherwise provided in Schedule A, the Option shall not be exercised unless the Participant is, at the time of the exercise, an Employee and has been an Employee continuously since the date the Option was granted, subject to the following:

(a)    The Option shall not be affected by any change in the terms, conditions or status of the Participant's employment, provided that the Participant continues to be an Employee.

(b)    The employment relationship of the Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety (90) days, or, if longer, as long as the Participant's right to reemployment is guaranteed either by statute or by contract. The employment relationship of the Participant shall also be treated as continuing intact while the Participant is not in active service because of a Disability.

(c)    If the employment of the Participant is terminated because of death, the following shall apply: (i) the Option shall automatically fully vest effective as of the date of the Participant's death, (ii) the Option must be exercised, if at all, prior to the close of the Option Period (after which time the Option shall terminate) and (iii) the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(d)    If the employment of the Participant terminates for Cause, his or her Option (regardless of whether vested or unvested) shall lapse and no longer be exercisable as of his or her Termination Date.

(e)    If the employment of the Participant is terminated for any reason other than death or for Cause, the provisions of Section 2(b) of Schedule A shall apply.

6.    No Right of Continued Employment; Forfeiture of Option. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the employment or service of the Company or an Affiliate or interfere with the right of the Company or an Affiliate to terminate the Participant's employment or service at any time. Except as otherwise expressly provided in the Plan and this Agreement

(including but not limited to Schedule A), all rights of the Participant under the Plan with respect to the unexercised portion of his or her Option shall terminate as of the Participant's Termination Date. The Participant expressly acknowledges and agrees that the termination of his or her employment or service shall (except as may otherwise be provided in this Agreement or the Plan) result in forfeiture of the Option and any Shares subject to the Option to the extent the Option has not been exercised as of the date of his or her termination of employment or service. The grant of the Option does not create any obligation to grant further awards.

7.    Nontransferability of Option. To the extent that this Option is designated as an Incentive Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, or, in the Administrator's discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or Treas. Reg. Section 1.421-2(c) or any successor provisions thereto. To the extent that this Option is designated as a Nonqualified Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the Plan and the registration provisions of the Securities Act. Except as may be permitted by the preceding, the Option shall be exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative.

8.    Withholding; Tax Consequences.

(a)    The Participant acknowledges that the Company shall require the Participant to pay the Company the amount of any federal, state, local, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Option and delivery of any Shares, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit the Participant to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to the Option, by electing (the “election”) to have the Company withhold shares of Common Stock from the Shares to which the recipient is otherwise entitled. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(b)    The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or exercise of the Option and/or the acquisition or disposition of the Shares subject to the Option and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

9.    Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including but not limited to the sole authority to determine whether and to what degree the Option has vested and is exercisable. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

10.    Superseding Agreement; Successors and Assigns. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Option, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. Except as may be otherwise provided in the Plan, this Agreement does not supersede or amend any existing Change in Control Agreement, Inventions, Confidentiality and Nonsolicitation Agreement, Noncompetition Agreement, Severance Agreement, Employment Agreement or any other similar agreement between the Participant and the Company, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

11.    Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

12.    Amendment; Waiver. Subject to the terms of the Plan and this Agreement, this Agreement may be modified or amended only by the written agreement of the parties. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but not limited to federal securities laws and Code Section 409A). The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

13.    Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's principal office located in Greensboro, NC, attention Corporate Treasurer, Qorvo, Inc.

14.    Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15.    Restrictions on Option and Shares. The Company may impose such restrictions on the Option and any Shares or other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Option or Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all Applicable Law (including but not limited to the requirements of the Securities Act). The Company may cause a restrictive legend to be placed on any certificate for Shares issued pursuant to the Option in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

16.    Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

17.    Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving this Option, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to the Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.

18.    Notice of Disposition. To the extent that the Option is designated as an Incentive Option, if any Shares are disposed of within two (2) years following the date of grant or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company and by the Participant effective as of the Grant Date stated herein.

QORVO, INC.

By: ______________________________________
Robert A. Bruggeworth
President and Chief Executive Officer

Attest:

__________________________________
Suzanne B. Rudy
Vice President, Corporate Treasurer
and Compliance Officer

[Signature Page of Participant to Follow on Schedule A/Grant Letter]

Qorvo, Inc.
2012 Stock Incentive Plan
Stock Option Agreement
(Senior Officers)

Schedule A/Grant Letter

1.     Grant Terms. Pursuant to the terms and conditions of the Company's 2012 Stock Incentive Plan, as it may be amended (the “Plan”), and the Stock Option Agreement (Senior Officers) attached hereto (the “Agreement”), you (the “Participant”) have been granted [an Incentive Option][a Nonqualified Option] (the “Option”) to purchase _______________ shares of Common Stock (the “Shares”) as outlined below. Unless otherwise defined herein, capitalized terms in this Schedule A shall have the same definitions as set forth in the Agreement and the Plan.

Granted To:	________________________
Grant Date:	________________________
Number of Shares Subject to Option:	________________________
Option Price per Share:	________________________
Option Period:	________________________
Expiration Date:	________________________

2.     Vesting of Option.*

(a)     General:

(i)    The Option shall be deemed vested with respect to twenty-five percent (25%) of the Shares subject to the Option on the first anniversary of the Grant Date, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date;.

(ii)    The Option shall be deemed vested with respect to an additional twenty-five percent (25%) (for a total of fifty percent (50%)) of the Shares subject to the Option on the second anniversary of the Grant Date, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date;

(iii)    The Option shall be deemed vested with respect to an additional twenty-five percent (25%) (for a total of seventy-five percent (75%)) of the Shares subject to the Option on the third anniversary of the Grant Date, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date; and

(iv)    The Option shall be deemed vested with respect to an additional twenty-five percent (25%) (for a total of one hundred percent (100%)) of the Shares subject to the Option on the fourth anniversary of the Grant Date, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date.

[Modify vesting schedule as appropriate.]
__________________
*Subject to terms and conditions of the Plan and/or the Agreement.
(b)    Special Post-Termination Vesting and Exercise Terms: Notwithstanding the vesting provisions of Section 2(a) of Schedule A and Section 5 of the Agreement, in the event of the Participant's termination of employment or service for any reason (including termination due to Disability) other than death or for Cause, the following terms shall apply with respect to the Option:

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(i)    If the Participant (A) has executed within the Statutory Notice Period, a Release and, if so determined by the Company, a Severance Agreement with the Company, (B) does not revoke the Release prior to the end of the seven-day statutory revocation period, and (C) satisfies the Post-Employment Condition, then the Option shall continue to vest according to the vesting schedule stated in Section 2(a) above as if the Participant had remained an employee of, or service provider to, the Company and shall remain exercisable for the remainder of the Option Period.

(ii)    If the Participant fails to execute such Release and, if applicable, Severance Agreement, within the Statutory Notice Period, or revokes the Release prior to the end of the seven-day statutory revocation period, or violates the Post-Employment Condition, the Option (and any remaining right to underlying Shares) shall be deemed forfeited in its entirety as of the date of the Participant’s Termination Date.

(iii)    If the Administrator determines in the exercise of its discretion that the Participant has committed a breach or violation of the Release, the Severance Agreement, the ICN Agreement or the Post-Employment Condition at any time on or prior to end of the Post-Termination Period (without regard to when the Administrator first discovers or has notice of any such breach or violation), then, in addition to any other remedies available to the Company at law or in equity as a result of such breach or violation, (A) the Option (and any remaining right to underlying Shares) shall immediately be forfeited in its entirety; (B) any Shares subject to the Option that were acquired upon exercise following the Participant’s Termination Date shall immediately be forfeited and returned to the Company without the payment by the Company of any consideration for such Shares (including repayment of any amount paid by the Participant with respect to taxes related to the grant or exercise of the Option), other than repayment of the original purchase price for the Shares, and the Participant shall cease to have any interest in or right to such Shares and shall cease to be recognized as the legal owner of such Shares; and (Z) any Gain realized by the Participant with respect to any Shares issued following the Participant’s Termination Date shall immediately be paid by the Participant to the Company. The Administrator shall have discretion to determine the basis for termination, whether any breach of the Release, the Severance Agreement, the ICN Agreement or the Post-Employment Condition has occurred and to otherwise interpret this Section 2.

(iv)    If, during the Post-Termination Period, the Participant dies, to the extent that the Option is not fully vested as of the date of the Participant’s death, the Option shall automatically fully vest effective as of the date of the Participant’s death and shall be exercisable as provided in Section 5(c) of the Agreement.

(v)    The Option, to the extent it is designated as an Incentive Option, shall cease to qualify as such in the event it is not exercised within three months following the Participant's termination of employment (or one year in the event of termination of employment due to Disability).

(c)    Defined Terms: In addition to other terms defined herein or in the Agreement, the following terms shall have the meanings given below:

(i)    “Gain” means the Fair Market Value of the Company’s Common Stock on the date of sale or other disposition, multiplied by the number of Shares sold or disposed of, less the aggregate purchase price paid for the Shares.
(ii)    “ICN Agreement” means any Inventions, Confidentiality and Nonsolicitation Agreement (without regard to the formal title of such agreement) previously entered into between the Company and the Participant.
(iii)    “Post-Employment Condition” means the Participant may not provide services (whether as an employee, consultant or advisor) to any for-profit entity other than the Company or its Affiliates during the Post-Termination Period without the approval of the Administrator, which may be exercised in its sole discretion.
(iv)    “Post-Termination Period” means the period commencing on the Participant’s Termination Date and ending on the date that the last installment of the Option vests under this Agreement.

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(v)    “Release” means an irrevocable (except to the extent required by law to be revocable) general release of claims, in form acceptable to the Company and containing such terms as may be specified by the Company in the exercise of its discretion (which discretion may include, but shall not be limited to, requiring a broad release of claims in favor of the Company).
(vi)    “Severance Agreement” means a severance or other similar agreement, in form acceptable to the Company and containing such terms as may be specified by the Company in the exercise of its discretion (which discretion may include, but shall not be limited to, requiring restrictive covenants in favor of the Company).
(vii)    “Statutory Notice Period” means twenty-one (21) days (or such other applicable statutory notice and/or consideration period) from the date a Release has been presented to the Participant by the Company.

By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Letter and the Agreement. I understand that the Grant Letter and other provisions of Schedule A herein are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of this Grant Letter and the other provisions of Schedule A contained herein. The Company reserves the right to treat the Option and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Letter within 30 days of receipt.

Date:
Signature:________________________________________________	____________

Note: If there are any discrepancies in the name shown above, please make the appropriate corrections on this form and return to Treasury Department, Qorvo, Inc., 7628 Thorndike Road, Greensboro, NC 27409-9421. Please retain a copy of the Agreement, including this Grant Letter, for your files.

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